NEWS RELEASE

Coeur to Acquire Projects Adjacent to its Rochester Operation
From Alio Gold for $19 Million

Chicago, Illinois - October 16, 2018 - Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) is pleased to announce that it has entered into a definitive agreement (the “Agreement”) to acquire a property package adjacent to its Rochester operation consisting of the Lincoln Hill Project, Wilco Project, Gold Ridge Property and other nearby claims (collectively, the “Projects”) from Alio Gold Inc. (“Alio”) (TSX, NYSE AMERICAN: ALO). Under the terms of the agreement, Coeur will pay total consideration of $19 million in the form of its common stock for the Projects.

The Projects are adjacent to Coeur’s Rochester open-pit, heap leach mine in northern Nevada, providing significant operational synergies. The principal asset is the Lincoln Hill Project, which is a high-grade, open-pit gold-silver development project located approximately four miles west of Rochester. Lincoln Hill has a historical measured and indicated resource totaling 364,000 ounces of gold and 10.2 million ounces of silver contained in 32.3 million tons (29.3 million metric tonnes) of mineralized material, as well as an additional 255,000 ounces of gold and 8.2 million ounces of silver in inferred resources[1].

The Wilco Project is a gold-silver exploration project that covers approximately 8,900 acres (approximately 3,600 with hectares)

a historical measured and indicated resource of 1.3 million ounces of gold and 12.0 million ounces of silver contained in 125.8 million tons (114.1 million metric tonnes) of mineralized material. The Wilco Project also has an additional 541,000 ounces of gold and 6.1 million ounces of silver in inferred resources1.

In total, subject to closing, the Projects will more than double Coeur’s land position at Rochester from roughly 16,300 acres (approximately 6,600 hectares) to over 40,300 acres (approximately 16,300 hectares).

Strategic Rationale

•	Consistent with Company’s strategy of growing its production and cash flow with the addition of low-risk, high-quality and high-return assets

•
Ability to leverage Coeur’s existing infrastructure, workforce and expertise at its Rochester mine, which the Company has operated for over 30 years. With the completion of the planned crusher expansion and Stage VI leach pad expected in 2021 at Rochester, along with additional permitting, Lincoln Hill is expected to become a source of higher-grade, low-cost production capable of bolstering future cash flow and further extending Rochester’s mine life

•	Lincoln Hill average gold resource grade is more than four-times higher than Rochester’s current grade[1]

•	Property package offers significant low-risk, low-cost exploration potential

“The acquisition of this property package from Alio represents a unique opportunity to bolster our Rochester operation in a manner that satisfies all our acquisition criteria,” said Mitchell J. Krebs, President and Chief Executive Officer of Coeur. “The Lincoln Hill Project provides higher-grade ounces located near Rochester’s infrastructure, which should allow us to generate high returns, higher margins and strong cash flow with little incremental capital. The Wilco and Gold Ridge projects provide additional exploration upside. By consolidating this land position, we look forward to conducting regional exploration in an area with known mineralization that has received little attention historically.”

Transaction Summary

Closing of the acquisition is anticipated in the fourth quarter of 2018, subject to customary regulatory approvals and other conditions. Transfer of the Wilco Project to Coeur is subject to a 30-day right of first refusal in favor of a third party.

Under terms of the Agreement, total consideration will be $19.0 million, paid in the form of Coeur common stock (the “Shares”), upon closing of the acquisition. The number of Coeur shares to be issued will be calculated based on a volume-weighted average stock price for the five (5) trading day period ending on the third trading day preceding the closing. Coeur anticipates that the issuance of the Shares will be exempt from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. Pursuant to the Agreement, Coeur is required to file with the Securities and Exchange Commission a registration statement on Form S-3 or a supplement to its existing registration statement on Form S-3 (the “Registration Statement”) to cover resales of the Shares after the closing of the acquisition.

Coeur’s legal advisors are Perkins Coie LLP and Gibson, Dunn & Crutcher LLP. Alio’s legal advisors are Erwin Thompson Faillers, and Blake, Cassels & Graydon LLP.

About Coeur
Coeur Mining, Inc. is a well-diversified, growing precious metals producer with five mines in North America. Coeur produces from its wholly-owned operations: the Palmarejo silver-gold complex in Mexico, the Silvertip silver-zinc-lead mine in British Columbia, the Rochester silver-gold mine in Nevada, the Wharf gold mine in South Dakota and the Kensington gold mine in Alaska. In addition, the Company has interests in several precious metals exploration projects throughout North America.

Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including expectations regarding the acquisition of the Projects and the expected benefits thereof, operations at the Rochester mine and exploration efforts. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that the anticipated benefits of the transaction are not achieved on a timely basis or at all, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold, silver, lead and zinc reserves and resources, changes that could result from Coeur's future acquisition of new mining properties or businesses, the loss of any third-party smelter to which Coeur markets its production, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K or Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Christopher Pascoe, Coeur's Director, Technical Services and a qualified person under Canadian National Instrument 43-101, approved the scientific and technical information in this news release. In addition to information provided herein, for a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting,

legal, title, taxation, socio-political, marketing or other relevant factors, Canadian investors should refer to the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.

Notes

1.	For additional information regarding historical resources for the Projects, please refer to resource tables in this news release.

Coeur Contact Information
Coeur Mining, Inc.
104 S. Michigan Avenue, Suite 900
Chicago, Illinois 60603
Attention: Paul DePartout, Director, Investor Relations
Phone: (312) 489-5800
www.coeur.com

Lincoln Hill Resource Estimates

Lincoln Hill Measured & Indicated Resources (Metric Measurement)

		Measured					Indicated
	Cutoff Grade	Tonnes	Grade (g/t)		Ounces (x 1000)		Tonnes	Grade (g/t)		Ounces (x 1000)
	AuEq (g/t)	(x 1000)	Gold	Silver	Gold	Silver	(x 1000)	Gold	Silver	Gold	Silver
Oxide	0.10	3,805	0.42	11.01	51	1,347	19,673	0.37	9.35	234	5,914
Sulfide	0.20	406	0.50	18.81	7	246	5,427	0.41	15.71	72	2,741
Total		4,211	0.43	11.76	58	1,592	25,100	0.38	10.73	306	8,655

Lincoln Hill Inferred Resources (Metric Measurement)

		Inferred
	Cutoff Grade	Tonnes	Grade (g/t)		Ounces (x 1000)
	AuEq (g/t)	(x 1000)	Gold	Silver	Gold	Silver
Oxide	0.10	8,802	0.26	7.87	74	2,227
Sulfide	0.20	12,020	0.47	15.36	182	5,936
Total		20,822	0.38	12.19	255	8,163

Notes to Mineral Resource Estimates

Coeur is not treating these historical estimates as current and has not completed sufficient work to classify the historical estimate as current mineral resources for Coeur’s purposes. Coeur's qualified person will review and verify the scientific and technical information, as well as complete the other work necessary for purposes of classifying current mineral resources and/or preparing a 43-101 technical report, including validation of data quality, resource model accuracy, and costs used in resource cutoffs.

1.	Source: May 21, 2014 Preliminary Economic Assessment Technical Report - Rye Patch Gold Corp., Lincoln Hill Property, Pershing County, Nevada.

2.
Mineral resources are reported at a gold equivalent grade based on a $1,350 per ounce gold selling price and a $22 per ounce silver selling price. Assumes a gold cutoff grade of 0.01 grams per tonne for oxide and 0.2 grams per tonne for sulfide.

Wilco Project Resource Estimates

Wilco Project Measured & Indicated Resources (Metric Measurement)

		Measured					Indicated
	Cutoff Grade	Tonnes	Grade (g/t)		Ounces (x 1000)		Tonnes	Grade (g/t)		Ounces (x 1000)
	AuEq (g/t)	(x 1000)	Gold	Silver	Gold	Silver	(x 1000)	Gold	Silver	Gold	Silver
Oxide	0.10	16,944	0.36	3.11	198	1,693	55,563	0.27	2.05	478	3,659
Sulfide	0.20	8,171	0.50	5.26	130	1,382	33,465	0.44	4.88	471	5,252
Total		25,115	0.41	3.81	328	3,076	89,028	0.33	3.11	950	8,911

Wilco Project Inferred Resources (Metric Measurement)

		Inferred
	Cutoff Grade	Tonnes	Grade (g/t)		Ounces (x 1000)
	AuEq (g/t)	(x 1000)	Gold	Silver	Gold	Silver
Oxide	Variable	17,189	0.47	5.28	258	2,917
Sulfide	Variable	35,410	0.25	2.80	284	3,184
Total		52,599	0.32	3,61	541	6,100

Notes to Mineral Resource Estimates

Coeur is not treating these historical estimates as current and has not completed sufficient work to classify the historical estimate as current mineral resources for Coeur’s purposes. Coeur's qualified person will review and verify the scientific and technical information, as well as complete the other work necessary for purposes of classifying current mineral resources and/or potentially preparing a 43-101 technical report, including validation of data quality, resource model accuracy, and costs used in resource cutoffs.

1.	Source: June 27, 2012 Technical Report - Rye Patch Gold Corp., Wilco Project, Pershing County, Nevada.

2.
Mineral resources are reported at a gold equivalent grade based on a $1,200 per ounce gold selling price and a $20 per ounce silver selling price. Assumes a gold cutoff grade of 0.01 grams per tonne for oxide and 0.2 grams per tonne for sulfide.